UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): February 5, 2008 (February 4, 2008)

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50917	98-0509431
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

13/F, Shenzhen Special Zone Press Tower, Shennan Road Futian, Shenzhen, China, 518034
(Address of Principal Executive Offices)

(86) 755-8351-0888
Registrant's Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On February 4, 2008, China Security & Surveillance Technology, Inc. ( the "Company") filed the Certificate of Amendment of Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware to (i) increase the number of authorized shares of common stock of the Company, par value $.0001 per share, from 100,000,000 shares to 290,000,000 shares and (ii) authorize the board of directors of the Company to issue up to 10,000,000 shares of preferred stock, par value $.0001 per share.

A copy of the Certificate of Amendment of Certificate of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of the Certificate of Amendment of Certificate of Incorporation.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(d)

Exhibits.

3.1

Certificate of Amendment of Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on February 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

Date: February 5, 2008	By:	/s/ Guoshen Tu
Guoshen Tu
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment of Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on February 4, 2008.